EXHIBIT 5.1

[BRIGGS AND MORGAN, PROFESSIONAL ASSOCIATION LETTERHEAD]

May 16, 2006

Board of Directors

PepsiAmericas, Inc.

4000 Dain Rauscher Plaza

60 South Sixth Street

Minneapolis, Minnesota 55402

Re:	PepsiAmericas, Inc.
Registration Statement on Form S-3

Dear Sirs:

We are counsel to PepsiAmericas, Inc., a Delaware corporation (the “Company”), and have represented the Company with respect to the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale of the Company’s debt securities (the “Debt Securities”).  Unless otherwise specified in the applicable prospectus supplement, the Debt Securities will be issued under an Indenture dated as of August 15, 2003 (the “Indenture”), between the Company and Wells Fargo Bank Minnesota, National Association, as trustee (the “Trustee”).

In rendering this opinion letter, we have examined and relied upon copies of the Indenture and the Registration Statement.  We have also examined originals, or copies of originals, of such agreements, documents, certificates and statements of government officials and other instruments, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion letter.  We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for examination.

Based on the foregoing, and subject to the qualifications and limitations hereinafter set forth, we are of the opinion that:

1.                                       The Company is duly incorporated and validly existing under the laws of the State of Delaware.

2.                                       The Company has the corporate power and authority to authorize and sell the Debt Securities.

3.                                       Each series of Debt Securities will be legally issued and binding obligations of the Company (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law) assuming that

(i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Securities Act and comply with all applicable laws; (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Debt Securities are offered or issued as contemplated by the Registration Statement; (iii) a prospectus supplement and term sheet with respect to such series of Debt Securities will have been filed with the SEC and will comply with all applicable laws; (iv) all Debt Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (v) a definitive underwriting agreement with respect to any Debt Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (vi) the Company shall have taken all necessary corporate action authorizing the issuance and terms of such series of Debt Securities, the terms of the offering thereof, and related matters; and (vii) such series of Debt Securities shall have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and the applicable definitive underwriting agreement upon the payment of the consideration therefor provided for therein.

For the purposes of this opinion letter, we have assumed that there will be no change in the laws currently applicable to the Company and that such laws will be the only laws applicable to the Company.

We do not find it necessary for the purposes of this opinion letter to cover, and accordingly we express no opinion as to, the application of the securities or “Blue Sky” laws of the various states to the sale of the Debt Securities.

This opinion letter is limited to the Delaware General Corporation Law and the Securities Act.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to all references to our firm in the Registration Statement or the Prospectus included therein.

Very truly yours,

/s/ BRIGGS AND MORGAN,
Professional Association